UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) July 20, 2005


                           ASTRATA GROUP INCORPORATED
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                     Nevada
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


              000-32475                              84-1408762
      ------------------------          ---------------------------------
      (Commission File Number)          (IRS Employer Identification No.)


     1801 Century Park East, Suite 1830, Los Angeles, California 90067-2320
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (310) 282-8646
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


      --------------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)

                            SECTION 8 -- OTHER EVENTS

Item 8.01 Other Events

      On July 20, 2005, ASTRATA GROUP INCORPORATED, a Nevada corporation ("Astrata"), announced that it has signed an agreement with Danish Asset/Vehicle Management specialists, North Securities ApS of Kaas, Denmark ("North Securities") for an order valued at approximately $3 million at current exchange rates. Under this agreement, Astrata will be the exclusive supplier to North Securities of new advanced technological solutions for track and trace and vehicle fleet management systems. In addition, North Securities and Astrata have agreed to combine their respective capabilities to develop and propose solutions that target various opportunities across a number of industries, including mail delivery, property development, transport, electronic security, police, and the defense sector. Shipments of the hardware and software are scheduled to begin on August 1, 2005.

                 SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

      A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2005                    ASTRATA GROUP INCORPORATED


                                        By: /s/ Trevor Venter
                                            ------------------------------------
                                            Trevor Venter
                                            Chief Executive Officer